FOR IMMEDIATE RELEASE                            EXHIBIT 99.1

SELECT COMFORT CORPORATION TO ANNOUNCE
FIRST QUARTER RESULTS

Minneapolis - (April 5, 2017) - Select Comfort Corporation (NASDAQ: SCSS) will release results for the first quarter ended April 1, 2017, after close of the regular trading session on April 19, 2017.

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) on April 19. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website.

The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort Corporation
Nearly 30 years ago, Sleep Number transformed the mattress industry with the idea that ‘one size does not fit all’ when it comes to sleep. Today, the company is the leader in sleep innovation and ranked “Highest in Customer Satisfaction with Mattresses” by J.D. Power in 2015 and 2016. As the pioneer in biometric sleep tracking and adjustability, Sleep Number is proving the connection between quality sleep and health and wellbeing. Dedicated to individualizing sleep experiences, the company’s 3,800 employees are improving lives with innovative sleep solutions. To find better quality sleep visit one of the 550 Sleep Number® stores located in 49 states or SleepNumber.com.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com
Media Contact: Susan Eich; (763) 551-6934; susan.eich@selectcomfort.com